JEFFREY I. WERBER
8750 Venice Blvd.
Los Angeles, CA 90034

August 13, 2007

Mr. Philip M. Cohen, Chairman
Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, FL 33634

Dear Phil:

Please consider this letter my resignation as a member of the Board of Directors of Medical Media Television, Inc. effective this date. My resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Sincerely,

/s/ Jeffrey I. Werber
Jeffrey I. Werber